ADVISOR AGREEMENT
This Advisor Agreement (the “Agreement”) is entered into between Skye Bioscience, Inc., a Nevada corporation (the “Company”), and Punit Dhillon, an individual (“Advisor”), pursuant to the terms of the Separation and Release Agreement between Advisor and the Company (the “Separation Agreement”). (The parties agree that capitalized terms used in this Agreement shall be as defined in the Separation Agreement except as otherwise defined below.) The parties hereby further agree as follows:
1.Effective Date and Preconditions. This Agreement shall be effective as of the day after the Separation Date (the “Effective Date”), provided that Advisor doesn’t resign during the Transition Period and Advisor’s employment isn’t terminated by the Company for Cause, or due to Death or Disability, and subject to and conditioned upon the Preconditions set forth in Section 4 of the Separation Agreement being met. If Advisor resigns his employment with the Company during the Transition Period, his employment is terminated by the Company for Cause, or due to Death or Disability, or he does not meet all of the Preconditions, this Advisor Agreement shall have no force or effect.
2.Engagement for Services. As of the Effective Date, the Company engages Advisor to perform the services and provide any deliverables described on Exhibit A (the “Services”) in accordance with the terms and conditions of this Agreement. If any services, tasks, deliverables or other acts not specifically described in this Agreement (including in Exhibit A) are required for or incidental or inherent to the proper performance and provision of the Services, they shall be deemed to be included within the scope of Services as if specifically described in this Agreement. Advisor accepts such engagement, and agrees to perform the Services and otherwise act in accordance with the terms hereof, all applicable Company policies and procedures, all applicable laws and regulations, and prevailing industry standards. Except as otherwise provided herein, the Company will not control the manner or means by which Advisor, or, if applicable, any of Advisor’s employees or contractors, performs the Services.
3.Compensation; Expenses.
3.1Subject to Advisor’s proper performance of the Services in accordance with this Agreement, the Company will pay Advisor the fees set forth in Exhibit A and, if applicable, reimburse Advisor’s reasonable pre-approved expenses, in accordance with the payment schedule and other terms described on Exhibit A.
3.2The parties hereto acknowledge and agree that the arrangement contemplated hereunder was negotiated at arm’s length and that the compensation paid to Advisor hereunder is based upon Advisor’s effective fair market value for the Services based on Advisor’s professional experience and qualifications, shall be consistent with fair market value, and shall not be determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties for which payment may be made in whole or in part under a state or federal healthcare program
3.3The compensation due in respect of the Services provided in each calendar month shall be payable subject to the receipt by the Company of (a) a valid invoice in respect of such Services and (b) a report, in form acceptable to the Company, detailing the dates of the applicable month in which Services were provided, the amount of hours of Services provided on each such date, and the nature of such Services. Submission of or confirmation of this documentation to the Company signifies Advisor’s agreement that the amounts are true and accurate and will be reported by the Company consistent with state and federal laws, including but not limited to the Federal Physician Payment Sunshine Act.
3.4The Company will not pay, and Advisor will not receive, any compensation for any Company products or services that are sold as a result of Advisor’s use or referral. No part of this Agreement will be construed to induce, encourage, solicit, or reimburse the referral by Advisor to the Company of any patients or business, including any patients or business funded in whole or part by any federal or state healthcare program. The parties acknowledge that there is no requirement under this Agreement, or any other agreement between the parties, that Advisor must refer any patients to the Company or any of its affiliates. The parties also warrant that no payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or in part by a federal or state healthcare program.
4.Place of Work. Advisor is free to perform the Services at a location of Advisor’s choosing unless otherwise mutually agreed. Services must be performed in compliance with the Company’s established protocols and security requirements.
5.Disclosure and Assignment of Work Product.
5.1Work Product. “Work Product” means all deliverables, discoveries, inventions, creations, designs, processes, techniques, methods, formulae, developments, improvements, works of authorship, research, writings, proposals, results, information, data, know-how, ideas, concepts, and other technology, materials or other work product of any nature (in each case, whether or not protectable under patent, copyright, trademark, trade secret or other intellectual property laws) conceived, created, generated, produced, made, modified, derived, developed or reduced to practice, whether directly or indirectly or solely or jointly with others, on or after the Effective Date of this Agreement, (a) in connection with the performance of the Services or other work performed in connection with this Agreement or (b) based on or using any Confidential Information (as defined below).
5.2Disclosure and Assignment of Work Product. Advisor will promptly disclose to the Company all Work Product and maintain detailed and current records thereof. Advisor will, and hereby does, irrevocably assign to the Company all of Advisor’s right, title, and interest throughout the world in and to all Work Product, including all associated records and patent rights, copyrights, trade secret rights, trademark rights (together with any goodwill associated therewith), and other intellectual property rights of any sort throughout the world therein and thereto. Advisor retains no rights to use the Work Product except as expressly set forth herein. The foregoing assignment includes all benefits, privileges, powers, rights, and remedies under, pursuant to, or related to the Work Product and any intellectual property rights therein and thereto, including all rights to apply for, file, register, maintain, extend or renew such intellectual property rights, all rights to assign, transfer, and grant licenses and other rights with respect to Work Product, and all rights to enforce, and bring actions for all past, present, and future infringements, misappropriations, or other violations of such intellectual property rights and to settle, and collect and retain the proceeds from, any such actions.
5.3Further Assistance. During and after the term of this Agreement, Advisor will perform all acts that the Company requests to obtain, perfect and enforce the full benefits, enjoyment, and all right, title, and interest in and to the Work Product, including all intellectual property rights therein and thereto, including disclosure of all related information and execution of all applications, specifications, oaths, assignments, and other documents that the Company deems necessary. The Company will reimburse Advisor for reasonable, pre-approved expenses incurred in connection with the foregoing. If the Company is unable for any reason to secure Advisor’s signature to any such document or Advisor’s performance of any such act, Advisor hereby irrevocably designates and appoints the Company as Advisor’s agent and attorney-in-fact to act for and on Advisor’s behalf and to execute and file any such documents and to unilaterally take any such other action.
5.4License. If any right, title, or interest in and to any Work Product, including any intellectual property rights therein and thereto, cannot be assigned by Advisor to the Company, Advisor hereby unconditionally and irrevocably grants to the Company an exclusive (including as to Advisor), royalty-free, transferable, perpetual, worldwide, fully paid-up license (with rights to sublicense through multiple tiers) to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import, and otherwise use and exploit (and have others exercise such rights on behalf of the Company) all or any portion of such non-assignable right, title, and interest in and to such Work Product. Advisor further irrevocably waives in favor the Company, and agrees not to assert against the Company, any “moral” rights or other claims or rights with respect to attribution of authorship, integrity, disclosure and withdrawal of such Work Product.
5.5Out-of-Scope Innovations. Except with the Company’s express prior written consent in each case, Advisor will not incorporate into any Work Product, disclose to the Company, bring onto the Company’s premises, or induce the Company to use any confidential or proprietary information, technology, or intellectual property conceived, created, generated, made, derived, developed or reduced to practice (a) by Advisor prior to or independently of Advisor’s performance of the Services, or (b) by any third party (collectively, the “Out-of-Scope Innovations”). If Advisor incorporates into any Work Product any Out-of-Scope Innovations, Advisor hereby grants to the Company a non-exclusive, royalty-free, transferable, irrevocable, perpetual, worldwide, fully paid-up license (with rights to sublicense through multiple tiers) to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import, and otherwise use and exploit (and have others exercise such rights on behalf of the Company) all or any portion of such incorporated Out-of-Scope Innovations. Advisor further waives, and agrees not to assert against the Company, any “moral” rights or other rights with respect to attribution of authorship or integrity of such Out-of-Scope Innovations. In addition, Advisor shall not (i) use any of the physical resources of any university or other institution (the “Institution”) in connection with Advisor’s engagement under this Agreement, including funds owned or managed by any Institution, personnel of any Institution, laboratories, facilities, equipment and all other resources of any Institution, (ii) participate or take part in, or use in connection with Advisor’s engagement under this Agreement, any work or any research carried on at, or by, any Institution or conducted under the academic guidance or assistance of any of such Institution’s employees, academic personnel or students, including any research funded by a third party which such Institution entered into an agreement with, or any other material assistance whatsoever at such Institution, or (iii) otherwise take any action that may result in any Work Product being considered owned, in whole or in part, by any Institution or other third party.
5.6Confidentiality and Assignment Agreements. To the extent applicable, Advisor shall require each of its employees and contractors to execute written agreements containing obligations of confidentiality and non-use and assignment of Work Product and associated intellectual property rights consistent with the provisions of this Section 5 and Section 6 hereof prior to such employee or contractor providing any Services under this Agreement.
6.Confidentiality.
6.1Confidential Information. “Confidential Information” means (a) any and all data, ideas and information (and all tangible and intangible embodiments thereof), whether or not marked or identified as confidential or proprietary, of any type whatsoever, whether in writing, or in oral, graphic, electronic or any other form, that is disclosed to, or accessed or obtained by, Advisor hereunder and relates to the Company, the Company’s current or potential technology, intellectual property, contracts, business relationships, products, product candidates, employees, business, assets, finances, operations or opportunities, or the Services, including information of third parties to which the Company owes a duty of confidentiality, (b) all Work Product and all associated records, and (c) the terms and conditions of this Agreement. Notwithstanding the foregoing, Confidential Information does not include information that (i) is or becomes publicly known through lawful means and not as a result of any act or omission of Advisor; (ii) was rightfully known by Advisor without any confidentiality obligations before receipt from the Company, as evidenced by Advisor’s contemporaneous written records; or (iii) is disclosed to Advisor without restriction by a third party who rightfully possesses the information and does not owe a duty of confidentiality to the Company with respect to thereto.
6.2Nondisclosure and Nonuse. Except as permitted in this Section 6, Advisor will maintain in confidence and not, directly or indirectly, use, disseminate or in any way disclose the Confidential Information to any third party, other than the Company. Advisor may use the Confidential Information solely to perform the Services for the sole and exclusive benefit of the Company, and for no other purpose. Advisor will treat all Confidential Information with the same degree of care as Advisor accords to Advisor’s own confidential information, but in no case will Advisor use less than reasonable care. Advisor will promptly give notice to the Company of any unauthorized use or disclosure of the Confidential Information and will assist the Company in remedying any such unauthorized use or disclosure. The Company’s Confidential Information, until made public, may constitute material non-public information within the meaning of Regulation FD promulgated by the Securities and Exchange Commission. Recipient hereby acknowledges that it and its Representatives are aware that the U.S. securities laws would prohibit any person who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Recipient agrees that it will not use or permit any third party to use, and that Recipient will use its reasonable best efforts to assure that none of its Representative’s will use or permit any third party to use, any of the Company’s Confidential Information that is provided to Recipient in contravention of the U.S. securities laws.
6.3Permitted Disclosure. Advisor’s nondisclosure obligations under Section 6.2 do not apply to the extent that Advisor is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; provided, however, that Advisor will provide advance written notice thereof to the Company, consult with the Company with respect to such disclosure, provide the Company sufficient opportunity to object to any such disclosure or to request confidential treatment and reasonably cooperate with the Company in connection therewith, and disclose the minimum amount of information needed to comply with such requirement.
6.4Ownership and Return of Confidential Information. All Confidential Information and any materials (including documents, notebooks, drawings, papers, records, and lists) relating thereto or furnished by the Company to Advisor hereunder, and any copies or derivatives thereof, and all intellectual property rights therein, are and will remain the sole and exclusive property of the Company (“Company Property”). Advisor has no right or license to reproduce or use any Company Property except solely during the term of this Agreement to the extent necessary to perform Advisor’s obligations under this Agreement. All other rights in and to the Company Property are expressly reserved by the Company. Advisor has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols or brand names. Promptly upon the Company’s request, Advisor will destroy or deliver to the Company, at the Company’s option, all of the foregoing in Advisor’s possession.
6.5Privacy and Data Security.
(a)To the extent Advisor will access, use, disclose, maintain, or otherwise receive (“Process”) any protected health information (“PHI”), as such word is defined by the Health Insurance Portability and Accountability Act of 1996, as amended, including implementing regulations (“HIPAA”), the parties agree that they will enter into a separate business associate agreement to comply with HIPAA (“Business Associate Agreement”), which is hereby incorporated by reference. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that, effective and contingent upon the entrance into such Business Associate Agreement, PHI shall not be considered to be Confidential Information, and use and disclosure thereof shall be governed by the applicable Business Associate Agreement.
(b)To the extent Advisor will Process any other information that identifies, directly or indirectly, an individual or relates to an identifiable individual and is not otherwise PHI (“Personal Information”), the parties agree that they will enter into a separate data processing agreement that complies with applicable law governing such Personal Information, which is hereby incorporated by reference. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that, effective and contingent upon the entrance into such data processing agreement, Personal Information shall not be considered to be Confidential Information, and use and disclosure thereof shall be governed by the applicable data processing agreement.
7.Independent Contractor Relationship.
7.1Independent Contractor Status. Advisor’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or will be construed to, create a partnership, agency, joint venture, employment or similar relationship. As such, Advisor and, if applicable, any employee of Advisor, (a) will not be entitled to any benefits accorded to the Company’s employees, including workers’ compensation, disability insurance, retirement plans, or vacation or sick pay, and (b) hereby waives any right to participate in any benefits programs maintained by the Company. Advisor’s exclusion from such programs is a material component of the terms of compensation negotiated by the parties, and is not premised on Advisor’s status as a non-employee with respect to the Company. Advisor’s waiver is not conditioned on any representation or assumption concerning Advisor’s status under the common law test. Consistent with Advisor’s independent contractor status hereunder, Advisor will not apply for any government-sponsored benefits that are intended to apply to employees, including unemployment benefits. Advisor is not authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by the Company. The Company has engaged the Advisor on a non-exclusive basis, and the Advisor is not obligated to provide Services to the Company unless the Advisor first confirms the Advisor’s availability for any Services.
7.2Taxes; Insurance; Permits. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Advisor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services. No part of Advisor’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. Advisor will be responsible for obtaining, at Advisor’s expense and in Advisor’s name, any insurance, licenses and permits usual or necessary for performing the Services.
8.Other Services; No Conflict of Interest; Publicity. Advisor may represent and perform services for other persons or companies as Advisor sees fit, except to the extent that doing so causes Advisor to breach Advisor’s obligations hereunder. Advisor represents and warrants that, except as disclosed to the Company, Advisor does not presently perform services for, and is not employed by, any companies whose businesses or proposed businesses involves products or services that would be competitive with the Company’s current or planned products or services. If Advisor decides to perform services for any such company, Advisor will notify the Company in writing and provide any information reasonably requested by the Company to allow the Company to determine if such work would conflict with the terms of this Agreement or the interests of the Company. The Advisor acknowledges and agrees that, during the term of this engagement, their role is strictly confidential and internal-facing. Except as required by applicable law, Advisor shall not disclose, represent, or imply any formal or informal association with the Company to any third party, unless expressly authorized in writing by the Company.
9.Advisor’s Representations and Warranties; Indemnification.
9.1Advisor’s Representations and Warranties. Advisor represents and warrants to the Company that (a) Advisor has all necessary power, capacity and authority to enter into and perform this Agreement, (b) the execution and performance of this Agreement by Advisor does not conflict with or constitute a breach of any other agreement to which Advisor is bound, or any obligation or duty owed by Advisor to any third party, and will not result in a violation of applicable laws, (c) Advisor has the requisite licenses, permits, qualifications and ability to perform the Services in accordance with the terms of this Agreement, without the advice, control, or supervision of the Company, (d) Advisor has good title to any Work Product and the right to assign Work Product to the Company free of any proprietary rights of any other party or any other encumbrance whatsoever, (e) to Advisor’s knowledge, neither the Work Product nor any element thereof will infringe upon or misappropriate any intellectual property or proprietary right of any person or entity and (f) if applicable, each of Advisor’s employees and subcontractors involved in the performance of the Services hereunder has agreed or will have agreed to be bound by terms and conditions at least as protective of Work Product and other Confidential Information as those herein. Advisor further represents and warrants that Advisor (i) is self-employed in an independently established trade, occupation, or business; (ii) holds Advisor out to the public as independently competent and available to provide applicable services similar to the Services; (iii) has obtained or expects to obtain clients or customers other than the Company for whom Advisor performs services; and (iv) will perform work for the Company that Advisor understands is outside the usual course of the Company’s business. Advisor further represents and warrants that Advisor has never been debarred, excluded, or suspended from or otherwise ineligible to participate in any federal or state healthcare program, including Medicare or Medicaid, and is not is not currently debarred by the United States Food and Drug Administration, or other applicable governing health authority, under any existing or prior law or regulation and will promptly inform the Company if Advisor becomes debarred during the term of this Agreement.
9.2Indemnification. Advisor shall indemnify and hold harmless the Company from any third-party claim to the extent finally determined by a court of competent jurisdiction to have arisen directly from Advisor’s gross negligence, willful misconduct, or fraud in the performance of services under this Agreement. Advisor shall not be obligated to indemnify the Company for ordinary negligence, good faith errors in judgment, reliance on Company-provided information, or actions taken at the direction of the Company or its officers or directors. In no event shall Advisor be liable for consequential, punitive, or special damages. The Parties acknowledge that Advisor and the Company are parties to a separate Indemnification Agreement attached to the Separation Agreement as Exhibit E (the “Indemnification Agreement”). The Parties expressly agree that the Indemnification Agreement shall remain in full force and effect and shall apply to the services provided to the Company pursuant to the Advisor Agreement. Nothing in this Agreement shall limit, impair, or supersede Advisor’s rights under the Indemnification Agreement, the Company’s organizational documents, applicable law, or any applicable insurance policies. To the extent of any inconsistency, the Indemnification Agreement shall control.
10.Term and Termination.
10.1Term. This Agreement is effective as of the Effective Date set forth above and will continue until the later of twelve (12) months after the date of any Change in Control occurs (as defined in the Company’s Amended and Restated Omnibus Incentive Plan) or July 31, 2027 (the “Term”). Notwithstanding the foregoing, Advisor may terminate this Agreement immediately and in its sole discretion at any time. Notwithstanding the termination of this Agreement, Company shall remain obligated to pay for all Services performed and to reimburse Advisor for all expenses incurred prior to such termination as provided for in this Agreement.
10.2Early Termination. Either the Company or Advisor may terminate the Agreement immediately in the event that the other party has materially breached the Agreement. This Agreement will terminate automatically upon the occurrence of (a) the appointment of a receiver, liquidator, or trustee for either party by decree of competent authority in connection with any adjudication or determination by such authority that either party is bankrupt or insolvent, (b) the filing by either party of a petition in voluntary bankruptcy, the making of an assignment for the benefit of its creditors, or the entering into of a composition with its creditors or (c) the Death (if applicable) or dissolution (if applicable) of either party.
10.3Effect of Expiration or Termination. If the Agreement is terminated in the absence of a material breach by Advisor, the Company will pay Advisor for Services performed hereunder prior to such expiration or termination. The provisions of Sections  5, 6, 9, 10.3 and 11 will survive any termination or expiration of this Agreement.
11.Miscellaneous.
11.1Successors and Assigns. Advisor acknowledges that Advisor’s performance hereunder is personal, and Advisor may not subcontract or otherwise assign, transfer or delegate any of Advisor’s rights or obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, successors, and permitted assigns, and will not benefit any person or entity other than the foregoing. The Company may assign, delegate and transfer this Agreement or any of its rights or obligations hereunder to any third party in whole or in part.
11.2Amendments; Waivers. This Agreement will not be altered, modified, changed or in any way amended except by an instrument in writing executed by Advisor and a duly authorized representative of the Company. No waiver by a party of a breach of or obligation under this Agreement will constitute a waiver of any other or subsequent breach or obligation.
11.3Governing Law; Forum. This Agreement will be governed by, interpreted, and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof. The parties hereby irrevocably consent to the jurisdiction of the courts located within the geographical boundaries of the United States District Court for the Southern District of California with respect to any action or proceeding arising out of or relating to this Agreement, submit to personal jurisdiction in such court and waive any objection to venue in any such court.

11.4Notices. All notices, requests, waivers, and other communications made pursuant to this Agreement will be in writing and will be sent by personal hand delivery, express overnight delivery, or electronic mail, and addressed to the addresses set forth below such party’s signature hereto (or subsequently provided to the other party in accordance with this section). All such notices, requests, waivers, and other communications are deemed given: (a) on the date on which so hand-delivered, (b) one (1) business day after deposit for delivery with a nationally recognized express overnight delivery service and (c) when sent by electronic mail if sent between 8:00 am and 5:00 pm local time for the recipient on a business day or otherwise on the next business day.
11.518 U.S.C. § 1833(b) Notice. The Company hereby provides the following notice pursuant to 18 U.S.C. § 1833(b), and Advisor acknowledges and understands that 18 U.S.C. § 1833(b), provides the following immunities to Advisor (notwithstanding anything to the contrary herein): An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
11.6Further Assurances. The Company and Advisor will, without further consideration, make, do, execute, or cause to be made, done, and executed such further acts, deeds, conveyances, consents, and assurances which may reasonably be required to effect the transactions contemplated by this Agreement.
11.7Enforceability; Severability. Each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are held to be unenforceable under applicable law, (a) such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the balance of the Agreement will be interpreted as if such provision were so modified and will be enforceable in accordance with its terms.
11.8Acknowledgement; Interpretation. The parties acknowledge that they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, have read and understand the Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party. The word “including” and its derivatives are deemed to be followed by the words “without limitation”. Headings are used for reference purposes only and should be ignored in the interpretation of this Agreement.
11.9Entire Agreement. This Agreement (including any Exhibits) constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous representations, warranties or agreements concerning such subject matter, written or oral.
11.10Counterparts; Signatures. This Agreement may be executed and delivered in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile, e-mail or other transmission method (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) will be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.
[Signatures Follow on Ensuing Page(s)]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:
Skye Bioscience, Inc.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

Address: 11250 El Camino Real, Suite 100
     San Diego, CA 92130
     Attn: Chief Executive Officer        ______________________________
Email:        ______________________________
With a copy to:
Address: 11250 El Camino Real, Suite 100
     San Diego, CA 92130
     Attn: Legal
Email:     contracts@skyebioscience.com

ADVISOR:

___________________________________
Punit Dhillon

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________
Address:    __________________________________
    __________________________________

Email:    __________________________________
Signature Page to
Advisor Agreement

EXHIBIT A

SERVICES AND COMPENSATION

Description of Services:

Advisor shall provide such advisory Services as reasonably requested by the Company from time to time, including, without limitation, services related to transitioning Advisor’s prior role and other services mutually agreed upon by the Company and Advisor. Advisor agrees to cooperate and work constructively with the Company’s executive team in performing Services and following the Company’s reasonable directives.

Advisor shall only perform Services in response to specific written request by the Company and shall not spend more than 10 hours per month performing Advisor’s obligations to the Company pursuant to this Agreement without advance written consent of the Company.

Compensation and Payment Terms:

Advisor will submit invoices and reports for Services performed on a monthly basis as set forth in Section 3 of the Agreement. Advisor will invoice the Company for fees and costs incurred for Services on a monthly basis, and such invoices are due and payable by the Company within thirty (30) calendar days of the receipt of each invoice.

The Company will pay Advisor based on a rate per hour of $350.00 within thirty (30) calendar days after Advisor’s submission of an invoice and report that meets the requirements of Section 3 of the Agreement.

Expenses:

Advisor will not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to in advance by the Company’s Chief Executive Officer in writing (“Approved Expenses”). If the Advisor is required to travel, the Company shall reimburse the Advisor for all Approved Expenses, including transportation expenses and travel time, incurred in connection with the performance of the Advisor’s Services, provided such expenses are within the budget approved in writing by the Company. The Company will reimburse Approved Expenses in accordance with the Company’s then effective applicable expense reimbursement polices no later than thirty (30) days after the Company’s receipt of Advisor’s invoice, provided that reimbursement for Approved Expenses may be delayed until such time as Advisor has furnished reasonable documentation for Approved Expenses as the Company may reasonably request. Advisor will submit to the Company all statements for Approved Expenses incurred on a monthly basis in a form prescribed by the Company.

    A-1